Exhibit 10.3

GUARANTY AND SECURITY AGREEMENT

Dated as of November 17, 2010

by and among

FRANCESCA’S COLLECTIONS, INC.

and

EACH OTHER GRANTOR

FROM TIME TO TIME PARTY HERETO

and

ROYAL BANK OF CANADA,

as Collateral Agent

and

ROYAL BANK OF CANADA,

as Administrative Agent

i

ANNEXES AND SCHEDULES
Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement

Schedule 1	Commercial Tort Claims
Schedule 2	UCC Filings
Schedule 3	Jurisdiction of Organization; Chief Executive Office
Schedule 4	Locations of Inventory and Equipment
Schedule 5	Pledged Collateral
Schedule 6	Intellectual Property

GUARANTY AND SECURITY AGREEMENT, dated as of November 17, 2010, by and among FRANCESCA’S COLLECTIONS, INC. (the “Borrower”), each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (together with the Borrower, the “Grantors”), Royal Bank of Canada, as administrative agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), and Royal Bank of Canada, as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Lenders, the L/C Issuer and each other Secured Party (each as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of the date hereof (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Francesca’s LLC (“Parent”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent, the Collateral Agent and the other parties thereto, the Lenders and the L/C Issuer have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Borrower) has agreed to guaranty the Obligations (as defined in the Credit Agreement) of the Borrower;

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the L/C Issuer to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent and the Collateral Agent.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the L/C Issuer, the Administrative Agent and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders and the L/C Issuer to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent and the Collateral Agent as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions. (a) Capital terms used herein without definition are used as defined in the Credit Agreement.

(b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined and, if defined in more than one Article of the UCC, shall have the meaning specified in Article 9 thereof).

(c) The following terms shall have the following meanings:

“Agreement” means this Guaranty and Security Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Collateral” has the meaning specified in Section 3.1.

“Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried, and the Loan Party maintaining such account effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent.

“Excluded Equity” means (a) Voting Stock in excess of 66% of the outstanding Voting Stock of any Foreign Subsidiary and (b) any Stock to the extent that, and for so long as, the requirements of Section 7.10 of the Credit Agreement do not apply thereto by reason of clause (ii) of the final paragraph of such Section.

“Excluded Property” means, collectively: (i) Vehicles; (ii) Excluded Equity; (iii) any permit or license or any Contractual Obligation entered into by any Grantor (A) that prohibits, terminates or permits termination by any Person other than the Borrower and its Affiliates of such permit, license or Contractual Obligation upon, or requires the consent of any Person other than the Borrower and its Affiliates as a condition to, the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto or (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition, termination provision or requirement for consent is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law or required consent is not obtained (and immediately upon the lapse, termination, unenforceability or ineffectiveness of any such prohibition, termination provision or requirement for consent or grant of such required consent, the Collateral shall include, and the Grantors shall be deemed to have automatically granted a security interest in, all such permits, licenses, Contractual Obligations or Stock or Stock Equivalents no longer subject to such prohibition or termination provision or required consent); (iv) fixed or capital assets owned by any Grantor that are subject to a purchase money Lien or a Capital Lease permitted under the Credit Agreement if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates (which consent has not been obtained) as a condition to the creation of any other Lien on such equipment; (v) any “intent to use” Trademark applications for which a statement of use has not been filed with and accepted by the Applicable IP Office (but only until such statement is filed and accepted); and (vi) any assets to the extent that, and for so long as, the requirements of Section 7.10 of the Credit Agreement do not apply thereto by reason of clause (iii) of the final paragraph of such Section; provided, that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” means each Grantor other than the Borrower.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of, or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents listed on Schedule 5. Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in securities accounts that are subject to Control Agreements to the extent permitted by Section 5.10 hereof.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations owed to such Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all such instruments described on Schedule 5, issued by the obligors named therein. Pledged Debt Instruments excludes any Cash Equivalents that are not held in securities accounts that are subject to Control Agreements to the extent permitted by Section 5.10 hereof.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property excludes any Cash Equivalents that are not held in securities accounts that are subject to Control Agreements to the extent permitted by Section 5.10 hereof.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Constituent Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 5, to the extent such interests are not certificated. Pledged Uncertificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in securities accounts that are subject to Control Agreements to the extent permitted by Section 5.10 hereof.

“Secured Obligations” has the meaning specified in Section 3.2.

“Security Cash Collateral Account” means a Cash Collateral Account that is not a L/C Cash Collateral Account.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Subsidiary Guarantor” means any Guarantor that is a Subsidiary of the Borrower.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Collateral Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

Section 1.2 Certain Other Terms. (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b) Section 1.5 (Interpretation) of the Credit Agreement is applicable to this Agreement as and to the extent set forth therein.

ARTICLE II

GUARANTY

Section 2.1 Guaranty. To induce the Lenders to make the Loans and the L/C Issuer to Issue Letters of Credit, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuer and the other Secured Parties the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of the Borrower whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

Section 2.2 Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Subsidiary Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 2.3 Contribution. To the extent that any Subsidiary Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the economic benefit actually received by such Subsidiary Guarantor and its Subsidiaries from the Loans and other Obligations, and (b) the amount such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower and Parent) in the same proportion as such Subsidiary Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Subsidiary Guarantors on such date, then such Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Subsidiary Guarantors on such date.

Section 2.4 Authorization; Other Agreements. The Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a) (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

(b) apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

(c) refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

(d) (i) Sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Borrower and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 2.5 Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Collateral Agent):

(a) the invalidity or unenforceability of any obligation of the Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c) the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e) any foreclosure, whether or not through judicial sale, and any other Sale of any Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law; or

(f) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries, in each case other than the payment in full of the Guaranteed Obligations.

Section 2.6 Waivers. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest, (b) any notice of acceptance, (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable, (d) any rights and defenses arising out of an election of remedies by Collateral Agent or any Secured Party, even if such election has destroyed such Grantor’s rights of subrogation and reimbursement against the Borrower or any other Guarantor, and (e) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Loan Party or set off any of its obligations to such other Loan Party against obligations of such Loan Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

Section 2.7 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.1 Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interest is collectively referred to as the “Collateral”:

(a) all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), equipment, general intangibles, instruments, inventory, investment property, letter-of-credit rights and any supporting obligations related to any of the foregoing;

(b) the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Collateral Agent pursuant to Section 5.8;

(c) all books and records pertaining to the other property described in this Section 3.1;

(d) all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(e) all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(f) to the extent not otherwise included, all proceeds of the foregoing;

provided, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date thereof to constitute Collateral.

Section 3.2 Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.

Section 3.3 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended to be or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to pledged partnership interests or pledged limited liability company interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to pledged partnership interests or pledged limited liability company interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the L/C Issuer, the Administrative Agent and the Collateral Agent to enter into the Loan Documents, each Grantor hereby represents and warrants each of the following to the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuer and the other Secured Parties:

Section 4.1 Title; No Other Liens. Except for the Lien granted to the Collateral Agent pursuant to this Agreement and other Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

Section 4.2 Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings specified on Schedule 2 (which, in the case of all filings referred to on such schedule, have been duly authorized by each Grantor and delivered to the Collateral Agent in completed form), (ii) with respect to any deposit account, the execution of a Control Agreement, (iii) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made with the Applicable IP Office, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to the Collateral Agent over such letter-of-credit rights, and (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Collateral Agent over such electronic chattel paper. Such security interest shall be prior to all other Liens on the Collateral except for Customary Permitted Liens having priority over the Collateral Agent’s Lien by operation of law or permitted pursuant to clause (c), (e) or (j) of the definition of “Customary Permitted Liens” in the Credit Agreement or subsection 8.2(c), 8.2(d), 8.2(e), 8.2(f) or 8.2(h) of the Credit Agreement upon (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to the Collateral Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to the Collateral Agent or in blank, (ii) in the case of all Pledged Investment Property not in certificated form, the execution of a Control Agreement with respect to such investment property, and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery to the Collateral Agent of such instruments and tangible chattel paper. Except as set forth in this Section 4.2, all actions by each Grantor necessary to perfect the Lien granted hereunder on the Collateral have been duly taken.

Section 4.3 Jurisdiction of Organization; Chief Executive Office. Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3 and such Schedule 3 also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

Section 4.4 Locations of Inventory, Equipment and Books and Records. On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed on Schedule 4 and such Schedule 4 also lists the locations of such inventory, equipment and books and records for the five years preceding the date hereof.

Section 4.5 Pledged Collateral. (a) The Pledged Stock of all Subsidiaries pledged by such Grantor hereunder and all other Pledged Stock in excess of $500,000 individually or $1,000,000 in the aggregate (i) is, as of the Closing Date, listed on Schedule 5 and, as of the Closing Date, constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 5, (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships), (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms and (iv) in the case of Pledged Certificated Stock, has been delivered to the Collateral Agent in accordance with Section 5.3(a) as of the Closing Date.

(b) As of the Closing Date, all Pledged Collateral (other than Pledged Stock) in excess of $500,000 individually or $1,000,000 in the aggregate, all Pledged Debt Instruments required to be pledged hereunder pursuant to Section 8.1(e) or 8.3(e) of the Credit Agreement, and all Pledged Investment Property consisting of instruments and certificates in excess of $500,000 individually or $1,000,000 in the aggregate, in each case has been delivered to the Collateral Agent in accordance with Section 5.3(a).

(c) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, at the direction of the Administrative Agent, shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 4.6 Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any Collateral is evidenced by any instruments or tangible chattel paper in excess of $500,000 individually or $1,000,000 in the aggregate that has not been delivered to the Collateral Agent, properly endorsed for transfer, to the extent delivery is required by Section 5.5(a).

Section 4.7 Intellectual Property. (a) As of the Closing Date, Schedule 6 sets forth a true and complete list of the following Intellectual Property such Grantor owns (or, in the case of Material Intellectual Property, licenses): (i) Intellectual Property that is registered or subject to applications for registration, including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, and (4) as applicable, the registration or application number and registration or application date, (ii) Internet Domain Names and (iii) Material Intellectual Property.

(b) On the Closing Date, all Material Intellectual Property owned by such Grantor is in full force and effect, subsisting, unexpired and, to such Grantor’s knowledge, valid and enforceable, and no Material Intellectual Property has been abandoned. The consummation of the transactions contemplated by the Loan Documents shall not limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property. There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property owned by such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Material Intellectual Property owned by such Grantor. Such Grantor and, to such Grantor’s knowledge, each other party thereto is not in material breach or default of any material IP License.

Section 4.8 Commercial Tort Claims. The only commercial tort claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be definitively determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) in excess of $500,000 individually or $1,000,000 in the aggregate are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 4.9 Specific Collateral. As of the Closing Date, none of the Collateral is or is proceeds or products of farm products, “as-extracted collateral” (as defined in the UCC), health care insurance receivables or timber to be cut.

Section 4.10 Enforcement. No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Collateral Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

Section 4.11 Representations and Warranties of the Credit Agreement. The representations and warranties as to such Grantor and its Subsidiaries made by the Borrower in Article IV (Representations and Warranties) of the Credit Agreement are true and correct on each date as required by Section 3.2(b) of the Credit Agreement.

ARTICLE V

COVENANTS

Each Grantor agrees with the Administrative Agent and the Collateral Agent to the following, as long as any Obligation or Commitment remains outstanding and, in each case, unless the Required Lenders otherwise consent in writing:

Section 5.1 Maintenance of Perfected Security Interest; Further Documentation and Consents. (a) Generally. Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Loan Document, any Requirement of Law or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Collateral Agent to Sell any Collateral if such restriction could, either individually or in the aggregate, have a Material Adverse Effect.

(b) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

(c) Such Grantor shall furnish to the Administrative Agent and the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Administrative Agent and the Collateral Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to the Administrative Agent and the Collateral Agent.

(d) At any time and from time to time, upon the reasonable written request of the Collateral Agent (as so directed by the Administrative Agent), such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing of) any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Administrative Agent or the Collateral Agent may reasonably request.

(e) To ensure that a Lien and security interest is granted on any of the Excluded Property set forth in clause (ii) of the definition of “Excluded Property”, such Grantor shall use its commercially reasonable efforts to obtain any required consents from any Person other than the Borrower and its Affiliates with respect to any permit or license or any Contractual Obligation with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto.

Section 5.2 [Reserved].

Section 5.3 Pledged Collateral. (a) Delivery of Pledged Collateral. Such Grantor shall, within 30 days of the acquisition or formation thereof, (i) deliver to the Collateral Agent, in suitable form for transfer and in form and substance satisfactory to the Administrative Agent, (A) all Pledged Certificated Stock of Subsidiaries, (B) all other Pledged Certificated Stock, (C) all Pledged Debt Instruments and (D) all certificates and instruments evidencing Pledged Investment Property, in each case of clauses (B), (C), and (D) in excess of $500,000 individually or $1,000,000 in the aggregate; provided that Pledged Certificated Stock of Subsidiaries and Pledged Debt Instruments required to be pledged hereunder pursuant to Section 8.1(e) or 8.3(e) of the Credit Agreement shall be delivered regardless of their value and (ii) maintain all other Pledged Investment Property in a securities account subject to a Control Agreement.

(b) Event of Default. During the continuance of an Event of Default, the Collateral Agent shall have the right, at any time at the direction of the Administrative Agent (in the Administrative Agent’s discretion) and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c) Cash Distributions with respect to Pledged Collateral. Except as provided in Article VI, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d) Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document. The Collateral Agent shall have no duty or obligation to exercise or monitor such voting rights.

Section 5.4 Accounts. Such Grantor shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.

Section 5.5 Delivery of Instruments and Tangible Chattel Paper, Letter-of-Credit Rights and Electronic Chattel Paper. (a) If any amounts in excess of $500,000 individually or $1,000,000 in the aggregate payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 5.3(a) and in the possession of the Collateral Agent, such Grantor shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Royal Bank of Canada, as Collateral Agent”, shall promptly (and in any event within 30 days) provide a notice of acquisition of such instrument or chattel paper to the Collateral Agent, and, at the request of the Administrative Agent, shall immediately deliver such instrument or tangible chattel paper to the Collateral Agent, duly indorsed in a manner satisfactory to the Administrative Agent.

(b) Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Collateral Agent.

(c) If such Grantor is or becomes the beneficiary of a letter or letters of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $500,000 individually or $1,000,000 in the aggregate, then such Grantor shall promptly, and in any event within 2 Business Days after becoming a beneficiary, notify the Collateral Agent thereof. Such Grantor shall use commercially reasonable efforts to enter into a Contractual Obligation with the Collateral Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such Contractual Obligation shall assign proceeds of such letters of credit to the Collateral Agent in a manner sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account. The provisions of such Contractual Obligation shall be in form and substance reasonably satisfactory to the Administrative Agent.

(d) If any amounts in excess of $500,000 individually or $1,000,000 in the aggregate payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant the Collateral Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act related to such electronic chattel paper.

Section 5.6 Intellectual Property. (a) Within 60 days after any change to Schedule 6 for such Grantor, such Grantor shall provide the Collateral Agent notification thereof and the short-form intellectual property agreements and assignments as described in this Section 5.6 and other documents that the Administrative Agent reasonably requests with respect thereto.

(b) Such Grantor shall (and shall exercise commercially reasonable efforts to cause all of its licensees to), to the extent the applicable Intellectual Property remains, in the reasonable judgment of such Grantor, necessary for or useful in the conduct of such Grantor’s business: (i) (1) continue to use each Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark, where commercially practicable, with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, and (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement; and (ii) not do any act or omit to do any act whereby (w) any Trademark included in the Material Intellectual Property (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain, or (z) any Trade Secret that is Material Intellectual Property may be disclosed to an unauthorized third party or become publicly available or otherwise unprotectable.

(c) Such Grantor shall notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor shall take all actions that are necessary or reasonably requested by the Administrative Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property.

(d) Such Grantor shall not do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person, except for any such action or omission as would not be expected to have a Material Adverse Effect. In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action, if any, as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(e) Such Grantor shall execute and deliver to the Collateral Agent in form and substance reasonably acceptable to the Administrative Agent and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Copyrights, Trademarks, Patents and IP Licenses of such Grantor, and (ii) if requested by the Collateral Agent at the direction of the Administrative Agent during the continuation of an Event of Default, recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all Internet Domain Names of such Grantor, in each case, together with appropriate supporting documentation as may be requested by the Collateral Agent.

Section 5.7 Notices. Such Grantor shall promptly (and in any event within 30 days of the acquisition thereof) notify the Collateral Agent in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 5.8 Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any commercial tort claims in excess of $500,000 individually or $1,000,000 in the aggregate (whether from another Person or because such commercial tort claim shall have come into existence), (i) such Grantor shall, immediately upon such acquisition, deliver to the Collateral Agent, in each case in form and substance satisfactory to the Administrative Agent, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 3.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Collateral Agent, in each case in form and substance satisfactory to the Administrative Agent, any document, and take all other action, deemed by the Administrative Agent to be reasonably necessary or appropriate for the Collateral Agent to obtain, on behalf of the Lenders, a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims. Any supplement to Schedule 1 delivered pursuant to this Section 5.8 shall, after the receipt thereof by the Collateral Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 5.9 Compliance with Credit Agreement. Such Grantor agrees to comply with all covenants and other provisions applicable to it under the Credit Agreement, including Sections 2.17 (Taxes) and 11.3 (Costs and Expenses) of the Credit Agreement, and agrees to the same submission to jurisdiction as that agreed to by the Borrower in the Credit Agreement.

Section 5.10 Controlled Securities Account. Each Grantor shall deposit all of its Cash Equivalents in securities accounts that are subject to Control Agreements except for (i) Cash Equivalents the value of which does not exceed $500,000 individually or $1,000,000 in the aggregate and (ii) Cash Equivalents which are deposited in accounts that are the subject of Section 5.11.

Section 5.11 Cash Management Systems. Each Grantor shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements with respect to each deposit, securities, commodity or similar account maintained by such Person (other than any payroll account, withholding tax and fiduciary accounts and other accounts containing less than $500,000 individually or $1,000,000 in the aggregate) as of or after the Closing Date.

ARTICLE VI

REMEDIAL PROVISIONS

Section 6.1 Code and Other Remedies. (a) UCC Remedies. During the continuance of an Event of Default, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b) Disposition of Collateral. Without limiting the generality of the foregoing, the Collateral Agent may at the written direction of the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Collateral Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) Sell, grant an option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(c) Management of the Collateral. Each Grantor further agrees that, during the continuance of any Event of Default, (i) at the Administrative Agent’s request, it shall assemble the Collateral and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Collateral Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Collateral Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Collateral Agent is able to Sell any Collateral, the Collateral Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent and (iv) the Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Collateral Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Collateral Agent.

(d) Application of Proceeds. The Collateral Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all of its reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and any other Secured Party hereunder, including, but not limited to, the reasonable fees and disbursements of any third party agent and reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Credit Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any Requirement of Law, need the Collateral Agent account for the surplus, if any, to any Grantor.

(e) Direct Obligation. Neither the Collateral Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Loan Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Collateral Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(f) Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent to do any of the following:

(i) fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Collateral Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii) fail to obtain Permits, or other consents, for access to any Collateral to Sell or for the collection or Sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii) fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v) exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Collateral Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi) dispose of assets in wholesale rather than retail markets;

(vii) disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii) purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of any Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1. Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.

(g) IP Licenses. For the purpose of enabling the Collateral Agent (at the direction of the Administrative Agent) to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, Sell or grant options to purchase any Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all Real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.

Section 6.2 Accounts and Payments in Respect of General Intangibles. (a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Collateral Agent at any time during the continuance of (A) an Event of Default under clause (a) or clause (e)(ii) of Section 9.1 of the Credit Agreement or (B) any other Event of Default in connection with the exercise of remedies by the Administrative Agent pursuant to Section 9.2 of the Credit Agreement, (i) any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent, in a Security Cash Collateral Account, subject to withdrawal by the Collateral Agent as provided in Section 6.4, and (ii) until so turned over, such payment shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) At any time during the continuance of (A) an Event of Default under clause (a) or clause (e)(ii) of Section 9.1 of the Credit Agreement or (B) any other Event of Default in connection with the exercise of remedies by the Administrative Agent pursuant to Section 9.2 of the Credit Agreement:

(i) each Grantor shall, upon the Collateral Agent’s request, deliver to the Collateral Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent; and

(ii) the Collateral Agent may, without notice, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Collateral Agent may (at the direction of the Administrative Agent) at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles.

(c) At any time during the continuance of an Event of Default, each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Collateral Agent (at the direction of the Administrative Agent) to ensure any Internet Domain Name is registered.

(d) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3 Pledged Collateral. (a) Voting Rights. During the continuance of an Event of Default, upon notice by the Collateral Agent to the relevant Grantor or Grantors, the Collateral Agent or its nominee may exercise (at the direction of the Administrative Agent) (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it; provided, that the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) Proxies. In order to permit the Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

(c) Authorization of Issuers. Each Grantor hereby expressly and irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Collateral Agent.

Section 6.4 Proceeds to be Turned over to and Held by Collateral Agent. Unless otherwise expressly provided in the Credit Agreement or this Agreement, during the continuance of an Event of Default, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Collateral Agent in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by the Collateral Agent in cash or Cash Equivalents shall be held by the Collateral Agent in a Security Cash Collateral Account. All proceeds being held by the Collateral Agent in a Security Cash Collateral Account (or by such Grantor in trust for the Collateral Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

Section 6.5 Registration Rights. (a) If, in the opinion of the Administrative Agent, it is necessary or advisable to Sell any portion of the Pledged Collateral by registering such Pledged Collateral under the Securities Act of 1933 (the “Securities Act”), each relevant Grantor shall cause the issuer thereof to do or cause to be done all acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register such Pledged Collateral or that portion thereof to be Sold under the provisions of the Securities Act, all as directed by the Administrative Agent in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and in compliance with the securities or “Blue Sky” laws of any jurisdiction that the Administrative Agent shall designate.

(b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 and this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained in Section 6.1 and this Section 6.5 will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in Section 6.1 and this Section 6.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by the Collateral Agent.

Section 6.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Collateral Agent or any other Secured Party to collect such deficiency.

ARTICLE VII

THE COLLATERAL AGENT

Section 7.1 Collateral Agent’s Appointment as Attorney-in-Fact. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to, upon the occurrence of and during the continuation of an Event of Default, take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent (as so directed by the Administrative Agent) and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following, in all cases solely, when an Event of Default shall be continuing:

(i) in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any document that the Collateral Agent may request to evidence, effect, publicize or record the Collateral Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv) execute, in connection with any sale provided for in Section 6.1 or Section 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the Sale of any Collateral; or

(v)(A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as the Administrative Agent shall in its sole discretion determine, including the execution and filing by the Collateral Agent (at the direction of the Administrative Agent) of any document necessary to effectuate or record such assignment and (H) generally, Sell, grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes and do, at the Administrative Agent’s option, at any time or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.

(b) If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate set forth in Section 2.9 (Interest) of the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.2 Authorization to File Financing Statements. Each Grantor authorizes the Collateral Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor” or words of similar effect. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for the Collateral Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

Section 7.3 (a) Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

(b) Reliance by Collateral Agent. Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such advice or concurrence of the Administrative Agent as it deems appropriate. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

Section 7.4 Duty; Obligations and Liabilities. (a) Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor or Secured Party for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. IN ADDITION, THE COLLATERAL AGENT SHALL NOT BE LIABLE OR RESPONSIBLE FOR ANY LOSS OR DAMAGE TO ANY COLLATERAL, OR FOR ANY DIMINUTION IN THE VALUE THEREOF, BY REASON OF THE ACT OR OMISSION OF ANY WAREHOUSEMEN, CARRIER, FORWARDING AGENCY, CONSIGNEE OR OTHER BAILEE IF SUCH PERSON HAS BEEN SELECTED BY THE COLLATERAL AGENT IN GOOD FAITH.

(b) Obligations and Liabilities with respect to Collateral. No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Collateral Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(c) The Collateral Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire facility or other wire or communication facility).

(d) The Borrower shall pay to the Collateral Agent from time to time such compensation as is agreed to in writing by the Collateral Agent and the Borrower for the services hereunder.

(e) Each Grantor irrevocably authorizes the Administrative Agent and the Collateral Agent to take such action on such Grantor’s behalf and to exercise such powers hereunder and under the other Loan Documents and under the other instruments and agreements referred to herein and therein as are specifically delegated to it by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each of the Administrative Agent and the Collateral Agent shall have only those duties and responsibilities which are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees.

(f) The Collateral Agent shall not be responsible to any Grantor for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any of the other Loan Documents, or for any Lien or guarantee granted by, or purported to be granted by, any of the Loan Documents, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Collateral Agent to any Grantor or by or on behalf of the Borrower to the Administrative Agent, the Collateral Agent or any Grantor, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the existence or possible existence of any Default or Event of Default.

(g) Neither the Collateral Agent nor any of its officers, directors, employees, agents, investigators, consultants, attorneys-in-fact or affiliates shall be liable to any Lender for any action taken or omitted hereunder, under any of the other Loan Documents or in connection herewith or therewith unless caused by its or their gross negligence or willful misconduct. If the Collateral Agent shall request instructions from the Administrative Agent with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Administrative Agent. Without prejudice to the generality of the foregoing, (i) the Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to conclusively rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower or its Affiliates), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or (where so instructed) refraining from acting under this Agreement or the other instruments and agreements referred to herein in accordance with the instructions of the Administrative Agent. The Collateral Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or the other Loan Documents or the other instruments and agreements referred to herein or therein unless and until it has obtained the instructions of the Administrative Agent or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Administrative Agent, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(h) The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent or the Collateral Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each of the Administrative Agent and the Collateral Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions of delegated to it hereunder, and the term “Lender” or “Lenders” or any similar term shall, unless the context clearly otherwise indicates, include the Administrative Agent or the Collateral Agent in its individual capacity. Each of the Administrative Agent and the Collateral Agent and their respective Affiliates may accept deposits from, lend money and to generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any Affiliates thereof for services in connection with this Agreement and the other Loan Documents, including transactions contemplated hereby or thereby, and otherwise without having to account for the same to the Lenders.

(i) Without limiting the foregoing, neither the Administrative Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the other Loan Documents, or to inspect the properties, books or records of the Borrower.

(j) Without limiting the foregoing, each of the Administrative Agent and the Collateral Agent may deem and treat the payee of any Loan as the owner thereof for all purposes unless and until an Assignment with respect thereto shall have been filed with, and recorded by, the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is a Lender shall be conclusive and binding on any subsequent transferee or assign of that Lender.

(k) In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder directly or indirectly caused by events beyond its control, including general labor disputes, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, or interruptions, losses or malfunctions of utilities, communications or computer (software and hardware) services, provided, that lack of funds or other financial circumstances and labor disputes only by the personnel of the affected party shall not constitute an event beyond its control hereunder and provided, further, that the Collateral Agent, as the case may be, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performances as soon as practicable under the circumstances.

Section 7.5 Replacement of Collateral Agent. The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents in accordance with Section 10.6 of the Credit Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Reinstatement. Each Grantor agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2 Release of Collateral. (a) At the time provided in clause (iii) of Section 10.9 (Release of Collateral or Guarantors) of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Each Grantor is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released. At the request of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral of such Grantor held by the Collateral Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If the Collateral Agent shall be directed or permitted pursuant to clause (i) or (ii) of Section 10.9 of the Credit Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, such clauses (i) and (ii). In connection therewith, the Collateral Agent, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

Section 8.3 Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, the Collateral Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Loan Party or any other Collateral and without first joining any other Grantor or any other Loan Party in any proceeding.

Section 8.4 No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 8.5 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement; provided, that schedules to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) in accordance with Section 5.6 and 5.8 and through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in accordance with Section 8.6 hereof.

Section 8.6 Additional Grantors; Additional Pledged Collateral. (a) Joinder Agreements. If, at the option of the Borrower or as required pursuant to Section 7.10 of the Credit Agreement, the Borrower shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Collateral Agent a joinder agreement substantially in the form of Annex 2 (each, a “Joinder Agreement”) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b) Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement.

Section 8.7 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.11 of the Credit Agreement; provided, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in such Section 11.11.

Section 8.8 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Collateral Agent and in accordance with the terms of the Credit Agreement.

Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8.10 Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 8.11 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 8.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

Section 8.13 INDEMNITIES. (a) THE BORROWER AGREES TO INDEMNIFY, HOLD HARMLESS AND DEFEND EACH AGENT, THE ARRANGERS, EACH LENDER, EACH L/C ISSUER, EACH FORMER LENDER OR L/C ISSUER PARTY TO A SECURED HEDGING DOCUMENT, EACH PERSON THAT EACH L/C ISSUER CAUSES TO ISSUE LETTERS OF CREDIT UNDER THE CREDIT AGREEMENT AND EACH OF THEIR RESPECTIVE RELATED PERSONS (EACH SUCH PERSON BEING AN “INDEMNITEE”) FROM AND AGAINST ALL LIABILITIES (INCLUDING BROKERAGE COMMISSIONS, FEES AND OTHER COMPENSATION) THAT MAY BE IMPOSED ON, INCURRED BY OR

ASSERTED AGAINST ANY SUCH INDEMNITEE AND IN ANY MATTER RELATING TO OR ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF (I) ANY LOAN DOCUMENT, ANY DISCLOSURE DOCUMENT, OR ANY OBLIGATION (OR THE REPAYMENT THEREOF), ANY LETTER OF CREDIT, THE USE OR INTENDED USE OF THE PROCEEDS OF ANY LOAN OR THE USE OF ANY LETTER OF CREDIT, OR ANY SECURITIES FILING OF, OR WITH RESPECT TO, ANY GROUP MEMBER, (II) ANY COMMITMENT LETTER, PROPOSAL LETTER OR TERM SHEET WITH ANY PERSON OR ANY CONTRACTUAL OBLIGATION, SYNDICATION OF THE CREDIT FACILITIES PROVIDED BY THE CREDIT AGREEMENT, ANY ENFORCEMENT OF ANY LOAN DOCUMENTS (INCLUDING ANY SALES OF, COLLECTION FROM, OR OTHER REALIZATION UPON ANY OF THE COLLATERAL OR THE ENFORCEMENT OF ANY GUARANTY) ARRANGEMENT OR UNDERSTANDING WITH ANY BROKER, FINDER OR CONSULTANT, IN EACH CASE ENTERED INTO BY OR ON BEHALF OF ANY GROUP MEMBER OR ANY AFFILIATE OF ANY OF THEM IN CONNECTION WITH ANY OF THE FOREGOING AND ANY CONTRACTUAL OBLIGATION ENTERED INTO IN CONNECTION WITH ANY E-SYSTEMS OR OTHER ELECTRONIC TRANSMISSIONS, (III) ANY ACTUAL OR PROSPECTIVE INVESTIGATION, LITIGATION OR OTHER PROCEEDING, WHETHER OR NOT BROUGHT BY ANY SUCH INDEMNITEE OR ANY OF ITS RELATED PERSONS, ANY HOLDERS OF SECURITIES OR CREDITORS (AND INCLUDING ATTORNEYS’ FEES IN ANY CASE), WHETHER OR NOT ANY SUCH INDEMNITEE, RELATED PERSON, HOLDER OR CREDITOR IS A PARTY THERETO, AND WHETHER OR NOT BASED ON ANY SECURITIES OR COMMERCIAL LAW OR REGULATION OR ANY OTHER REQUIREMENT OF LAW OR THEORY THEREOF, INCLUDING COMMON LAW, EQUITY, CONTRACT, TORT OR OTHERWISE, OR (IV) ANY OTHER ACT, EVENT OR TRANSACTION RELATED, CONTEMPLATED IN OR ATTENDANT TO ANY OF THE FOREGOING (COLLECTIVELY, THE “INDEMNIFIED MATTERS”); PROVIDED, THAT THE BORROWER SHALL NOT HAVE ANY LIABILITY UNDER THIS SECTION 8.13 TO AN INDEMNITEE WITH RESPECT TO, AND NO INDEMNITEE SHALL HAVE ANY LIABILITY HEREUNDER OTHER THAN (TO THE EXTENT OTHERWISE LIABLE) FOR, ANY INDEMNIFIED MATTER TO THE EXTENT SUCH LIABILITY HAS RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE JUDGMENT OR ORDER. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY INDEMNITEE. FURTHERMORE, EACH OF PARENT AND THE BORROWER WAIVES AND AGREES NOT TO ASSERT AGAINST ANY INDEMNITEE, AND SHALL CAUSE EACH OTHER LOAN PARTY TO WAIVE AND NOT ASSERT AGAINST ANY INDEMNITEE, ANY RIGHT OF CONTRIBUTION WITH RESPECT TO ANY LIABILITIES THAT MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY RELATED PERSON.

(b) WITHOUT LIMITING THE FOREGOING, “INDEMNIFIED MATTERS” INCLUDES ALL ENVIRONMENTAL LIABILITIES, INCLUDING THOSE ARISING FROM, OR OTHERWISE INVOLVING, ANY PROPERTY OF ANY GROUP MEMBER OR ANY ACTUAL, ALLEGED OR PROSPECTIVE DAMAGE TO PROPERTY OR NATURAL RESOURCES OR HARM OR INJURY ALLEGED TO HAVE RESULTED FROM ANY RELEASE OF HAZARDOUS MATERIALS ON, UPON OR INTO SUCH PROPERTY OR NATURAL RESOURCE OR ANY PROPERTY ON OR CONTIGUOUS TO ANY REAL PROPERTY OF ANY GROUP MEMBER, WHETHER OR NOT, WITH RESPECT TO ANY

SUCH ENVIRONMENTAL LIABILITIES, ANY INDEMNITEE IS A MORTGAGEE IN POSSESSION, THE SUCCESSOR-IN-INTEREST TO ANY GROUP MEMBER OR THE OWNER, LESSEE OR OPERATOR OF ANY PROPERTY OR FACILITY OF ANY GROUP MEMBER THROUGH ANY FORECLOSURE ACTION, IN EACH CASE EXCEPT TO THE EXTENT SUCH ENVIRONMENTAL LIABILITIES (I) ARE INCURRED SOLELY FOLLOWING FORECLOSURE BY ANY SECURED PARTY OR FOLLOWING ANY SECURED PARTY HAVING BECOME THE SUCCESSOR-IN-INTEREST TO ANY LOAN PARTY AND (II) ARE ATTRIBUTABLE SOLELY TO ACTS OF SUCH INDEMNITEE.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

FRANCESCA’S COLLECTIONS, INC., as Grantor

By:	/s/ John De Meritt
Name: John De Meritt
Title: Chief Executive Officer

FRANCESCA’S LLC,
as Grantor

By:	/s/ John De Meritt
Name: John De Meritt
Title: Chief Executive Officer

[Signature Page to Guaranty and Security Agreement]

ROYAL BANK OF CANADA, as Collateral Agent and Administrative Agent
By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Guaranty and Security Agreement]

ANNEX 1

TO

GUARANTY AND SECURITY AGREEMENT1

FORM OF PLEDGE AMENDMENT

This PLEDGE AMENDMENT, dated as of              , 20    , is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of November 17, 2010, by and among Francesca’s Collections, Inc. (the “Borrower”), the undersigned Grantor and the other Affiliates of the Borrower from time to time party thereto as Grantors, Royal Bank of Canada, as administrative agent, and Royal Bank of Canada, as collateral agent for the Secured Parties referred to therein (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all of the Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 4.1, 4.2, 4.5 and 4.10 of the Guaranty and Security Agreement is true and correct on and as of the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED

as of the date first above written:

ROYAL BANK OF CANADA, as Collateral Agent and Administrative Agent

By:
Name: Title:

To be used for pledge of Additional Pledged Collateral by existing Grantor.

A1-1

Annex 1-A

PLEDGED STOCK

Issuer	Class	Certificate No(s).	Par Value	Number of Shares, Units or Interests

PLEDGED DEBT INSTRUMENTS

Issuer	Description of Debt	Certificate No(s).	Final Maturity	Principal Amount

A1-2

ANNEX 2

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of              , 20    , is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of November 17, 2010, by and among Francesca’s Collections, Inc. (the “Borrower”), the undersigned Grantor and the other Affiliates of the Borrower from time to time party thereto as Grantors, Royal Bank of Canada, as administrative agent, and Royal Bank of Canada, as collateral agent for the Secured Parties referred to therein (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, the undersigned (i) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder and (ii) hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Guaranteed Obligations on the terms set forth in the Guaranty and Security Agreement. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Guaranty and Security Agreement.

The information set forth in Annex A to this Joinder Agreement is hereby added to the information set forth in Schedules 1 through 6 to the Guaranty and Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex A to this Joinder Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as of the date hereof as if made on and as of such date.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name: Title:

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ACKNOWLEDGED AND AGREED as of the date first above written:

[EACH GRANTOR PLEDGING
ADDITIONAL COLLATERAL]

By:
Name: Title:

ROYAL BANK OF CANADA, as Collateral Agent and Administrative Agent

By:
Name: Title:

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ANNEX 3

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of              , 20    , is entered into by and among each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), Royal Bank of Canada, as administrative agent (“Administrative Agent”), and Royal Bank of Canada, as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Lenders, the L/C Issuer and each other Secured Party (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of November 17, 2010 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Parent, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Collateral Agent and the other parties thereto, the Lenders and the L/C Issuer have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each undersigned Grantor has agreed, pursuant to the Guaranty and Security Agreement, dated as of November 17, 2010, by and among the Borrower, the undersigned Grantor(s) and the other Affiliates of the Borrower from time to time party thereto as grantors, Administrative Agent and Collateral Agent (the “Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Credit Agreement) of the Borrower; and

WHEREAS, all of the Grantors are party to the Guaranty and Security Agreement pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the L/C Issuer, the Administrative Agent and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders and the L/C Issuer to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent as follows:

Section 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

Section 2. Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

(a) [all of its Copyrights and all IP Licenses providing for the grant by or to such Grantor of any right under any Copyright, including, without limitation, those Copyright registrations, applications for registration and IP Licenses referred to on Schedule 1 hereto;

(b) all renewals, reversions and extensions of the foregoing; and

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(c) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a) [all of its Patents and all IP Licenses providing for the grant by or to such Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;

(b) all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(d) [all of its Trademarks and all IP Licenses providing for the grant by or to such Grantor of any right under any Trademark, including, without limitation, those Trademark registrations, applications for registration and IP Licenses referred to on Schedule 1 hereto;

(e) all renewals and extensions of the foregoing;

(f) all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(g) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3. Guaranty and Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Collateral Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4. Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.

Section 5. Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

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Section 6. Governing Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,
[GRANTOR], as Grantor
By:
Name: Title:

ROYAL BANK OF CANADA,
as Collateral Agent and Administrative Agent

By:
Name: Title:

[SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

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SCHEDULE I

TO

[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

[COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

IP LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)]

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ANNEX 1

TO

GUARANTY AND SECURITY AGREEMENT1

FORM OF PLEDGE AMENDMENT

This PLEDGE AMENDMENT, dated as of                  , 20    , is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of November 17, 2010, by and among Francesca’s Collections, Inc. (the “Borrower”), the undersigned Grantor and the other Affiliates of the Borrower from time to time party thereto as Grantors, Royal Bank of Canada, as administrative agent, and Royal Bank of Canada, as collateral agent for the Secured Parties referred to therein (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all of the Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 4.1, 4.2, 4.5 and 4.10 of the Guaranty and Security Agreement is true and correct on and as of the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED as of the date first above written:

ROYAL BANK OF CANADA, as Collateral Agent and Administrative Agent

By:
Name:
Title:

To be used for pledge of Additional Pledged Collateral by existing Grantor.

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Annex 1-A

PLEDGED STOCK

Issuer	Class	Certificate No(s).	Par Value	Number of Shares, Units or Interests

PLEDGED DEBT INSTRUMENTS

Issuer	Description of Debt	Certificate No(s).	Final Maturity	Principal Amount

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ANNEX 2

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                  , 20    , is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of November 17, 2010, by and among Francesca’s Collections, Inc. (the “Borrower”), the undersigned Grantor and the other Affiliates of the Borrower from time to time party thereto as Grantors, Royal Bank of Canada, as administrative agent, and Royal Bank of Canada, as collateral agent for the Secured Parties referred to therein (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, the undersigned (i) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder and (ii) hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Guaranteed Obligations on the terms set forth in the Guaranty and Security Agreement. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Guaranty and Security Agreement.

The information set forth in Annex A to this Joinder Agreement is hereby added to the information set forth in Schedules 1 through 6 to the Guaranty and Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex A to this Joinder Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as of the date hereof as if made on and as of such date.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

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ACKNOWLEDGED AND AGREED as of the date first above written:

[EACH GRANTOR PLEDGING ADDITIONAL COLLATERAL]

By:
Name:
Title:

ROYAL BANK OF CANADA, as Collateral Agent and Administrative Agent

By:
Name:
Title:

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ANNEX 3

TO

GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of                  , 20    , is entered into by and among each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), Royal Bank of Canada, as administrative agent (“Administrative Agent”), and Royal Bank of Canada, as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Lenders, the L/C Issuer and each other Secured Party (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of November 17, 2010 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Parent, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Collateral Agent and the other parties thereto, the Lenders and the L/C Issuer have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each undersigned Grantor has agreed, pursuant to the Guaranty and Security Agreement, dated as of November 17, 2010, by and among the Borrower, the undersigned Grantor(s) and the other Affiliates of the Borrower from time to time party thereto as grantors, Administrative Agent and Collateral Agent (the “Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Credit Agreement) of the Borrower; and

WHEREAS, all of the Grantors are party to the Guaranty and Security Agreement pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the L/C Issuer, the Administrative Agent and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders and the L/C Issuer to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent as follows:

Section 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

Section 2. Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

(a) [all of its Copyrights and all IP Licenses providing for the grant by or to such Grantor of any right under any Copyright, including, without limitation, those Copyright registrations, applications for registration and IP Licenses referred to on Schedule 1 hereto;

(b) all renewals, reversions and extensions of the foregoing; and

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(c) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a) [all of its Patents and all IP Licenses providing for the grant by or to such Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;

(b) all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(d) [all of its Trademarks and all IP Licenses providing for the grant by or to such Grantor of any right under any Trademark, including, without limitation, those Trademark registrations, applications for registration and IP Licenses referred to on Schedule 1 hereto;

(e) all renewals and extensions of the foregoing;

(f) all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(g) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3. Guaranty and Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Collateral Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4. Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.

Section 5. Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one

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and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 6. Governing Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,
[GRANTOR], as Grantor

By:
Name:
Title:

ROYAL BANK OF CANADA, as Collateral Agent and Administrative Agent

By:
Name:
Title:

[SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

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SCHEDULE I

TO

[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

[COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

IP LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)]

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Schedule 1

Commercial Tort Claims

None.

Schedule 2

UCC Filings

Grantor	Filing	Filing Jurisdiction
Francesca’s Collections, Inc.	UCC-1 Financing Statement	Texas

Francesca’s LLC	UCC-1 Financing Statement	Delaware

Schedule 3

Jurisdiction of Organization; Chief Executive Office

A.	Current Jurisdiction of Organization and Chief Executive Office

Legal Name of Grantor	Jurisdiction of Organization	Organizational Identification Number	Location of Chief Executive Office

Francesca’s Collections, Inc.	Texas	0800750778	3480 West 12th Street
			Houston, TX 77008

Francesca’s LLC	Delaware	4895087	3480 West 12th Street
			Houston, TX 77008

B.	Previous Legal Names, Jurisdictions of Incorporation, and Locations of Chief Executive Office

Grantor	Prior Name	Description and Date of Change
Francesca’s Collections, Inc.	Francesca’s Collections, Ltd.

On June 15, 2006, Francesca’s Collections, Inc. converted from a Texas corporation to a Texas limited partnership under the name “Francesca’s Collections, Ltd.”

On December 27, 2006, Francesca’s Collections, Inc. converted from a Texas limited partnership to a Texas corporation

Grantor	Prior Location of Chief Executive Office	Date of Change
Francesca’s Collections, Inc.	4709 Allen Street, Houston, TX 77007	December 2007

Schedule 4

Locations of Inventory and Equipment

1.	See attached list of locations of store boutiques.

2.	See below for locations of office and warehouse.

Grantor	Address/City/State/Zip Code	County
Francesca’s Collections, Inc.	3480 West 12th Street, Houston, TX 77008	Harris
Francesca’s Collections, Inc.	3482 West 12th Street, Houston, TX 77008	Harris
Francesca’s Collections, Inc.	3484 12th Street, Houston, TX 77008	Harris
Francesca’s Collections, Inc.	3233 West 11th Street, Houston, TX 77008	Harris

Corporate Office/ Warehouse: 3480 W. 12th Street, Houston, TX 77008

PHONE: 713-864-1358     FAX: 713-426-2751

Francesca’s # 01 Woodway Village 6514 Woodway Houston, TX 77057 Tel: 713-722-0754 Harris (Debbie Flores)		Francesca’s # 03 Champion Forest Plaza 5468 W. FM 1960 Houston, TX 77069 Tel: 832-249-6534 Harris (Stacy Loomis)	Francesca’s # 04 Mockingbird Station 5307 E Mockingbird Ln #105 Dallas, TX 75206 Tel: 214-370-3646 Dallas County (Sherene Kutach)	Francesca’s # 05 Preston Oaks 10720 Preston Rd. #1005 Dallas, TX 75230 Tel: 214-891-9866 Dallas County (Vicki Berry)	Francesca’s # 06 Uptown Park 1141-08 Uptown Park Blvd. Houston, TX 77056 Tel: 713-622-1254 Harris County (Debbie Flores)

Francesca’s # 07 University Park 1600 S. University #604 Fort Worth, TX 76107 Tel: 817-882-8077 Tarrant County (Adriana Gonzalez)	Francesca’s # 08 Montana 1230 Montana Ave. #106 Santa Monica, CA 90403 Tel: 310-255-1988 Los Angles County (Veronica Chacon)	Francesca’s # 09 Plano 1900 Preston #320 Plano, TX 75093 Tel: 214-473-8133 Collin County (Melanie Symons)	Francesca’s # 10 Canal Place 333 Canal St. #219 New Orleans, LA 70130 Tel: 504-581-4402 Orleans Parish (Ashley Sieving)	Francesca’s # 11 Geneva Commons 1520 Commons Dr. Geneva, IL 60134 Tel: 630-262-9470 Kane County (Linda Rodriguez)	Francesca’s # 12 Church Street Plaza 1706 Maple Ave. Evanston, IL 60201 Tel: 847-328-5459 Cook County (Theresa Mariano)

Francesca’s # 13 Manhattan Village 3200 N. Sepulveda #D10 Manhattan Beach, CA 90266 Tel: 310-546-4700 Los Angles County (Michelle Giacalone)	Francesca’s # 14 Alamo Quarry Market 255 E. Basse Rd. #420 San Antonio, TX 78209 Tel: 210-822-1598 Bexar County (Lindsey Ramos)	Francesca’s # 15 Westbank 3300 Bee Cave Rd. #420 Austin, TX 78746 Tel: 512-347-7508 Travis County (Jennifer Brown)	Francesca’s # 16 Highland Village 4022 Westheimer Houston, TX 77027 Tel: 713-961-3399 Harris County (Valjeanne Daniels)	Francesca’s # 17 Arboretum 10000 Research Blvd #122 C-01 Austin, TX 78759 Tel: 512-795-9840 Travis County (Ashley Whitehead)	Francesca’s # 18 Lincoln Park 2012 N. Halsted Ave. Chicago, IL 60614 Tel: 773-244-4075 Cook County (Michael Masella)

Francesca’s # 19 La Jolla 1025 Prospect St. #160 La Jolla, CA 92037 Tel: 858-729-0350 San Diego County (Vanessa Wyatt)	Francesca’s # 20 Southlake 214 State St. Southlake, TX 76092 Tel: 817-424-5353 Tarrant County (Brianna Weldon)	Francesca’s # 21 Carlsbad 1923 Calle Barcelona #146 Carlsbad, CA 92024 Tel: 760-943-8644 San Diego County (Laura Stockwell)	Francesca’s # 22 Green Valley 2260 Village Walk, Suite 112 Henderson, NV 89052 Tel: 702-435-3288 Clark County (Kimberly Patterson)	Francesca’s # 23 Central Park 4001 N. Lamar, Suite 490 Austin, TX 78756 Tel: 512-323-2499 Travis County (Katie Kaiser)

Francesca’s # 25 Long Beach 5257 E. 2nd St. Long Beach, CA 90803 Tel: 562-856-3257 Los Angles County (Daisy Aldaco)	Francesca’s # 26 Rancho Cucamonga 7839 Kew Ave. Suite 5620 Rancho Cucamonga, CA 91739 Tel: 909-899-5751 San Bernardino County (Angelica De La Rocha)	Francesca’s # 27 Edmond 1470 S Bryant Ave Edmond, OK 73034 Tel: 405-359-7576 Oklahoma County (Reem Bahouth)	Francesca’s # 28 Rennaisance Place 1850 2nd St #106 Highland Park, IL 60035 Tel: 847-926-8278 Lake County (Molly McCarty)	Francesca’s # 29 Saddle Creek 7615 W. Farmington Blvd. Ste. 33 Germantown, TN 38138 Tel: 901-753-6847 Shelby County (Cassandra Bradshaw)	Francesca’s # 30 Bellemead 6535 Youree Dr. Suite 501 Shreveport, LA 71105 Tel: 318-798-8484 Caddo Parish (Krystle Smith)

Francesca’s # 31 Village Pointe 17151 Davenport #113 Omaha, NE 68118 Tel: 402-359-1312 Douglas County (Jennifer Rowland)	Francesca’s # 32 Arbor Lake 12121 Elm Creek Blvd. Maple Grove, MN 55369 Tel: 763-425-3252 Hennepin County (Jennifer Dimitroff)	Francesca’s # 33 The Shoppes at Buckland Hills 194 Buckland Hills Dr, Suite 1056 Manchester, CT 06042 Tel: 860-648-9465 Town of Hartford (Jennifer Beer)	Francesca’s # 34 Summit 200 Summit Blvd. Ste #600 Birmingham, AL 35243 Tel: 205-969-2432 Jefferson County (Acting-Heather Williams)	Francesca’s # 35 Deer Park 20530 N. Rand Rd. Ste #344 Deer Park, IL 60010 Tel: 847-726-2363 Lake County (Azita Kakvand)	Francesca’s # 36 Greenway Station 1650 Deming Way Ste #108 Middleton, WI 53562 Tel: 608-831-6630 Dane County (Sara Streb-Virnig)

Francesca’s # 37 Woodbury Lake 9020 Hudson Rd Ste 412 Woodbury, MN 55125 Tel: 651-730-2012 Washington County (Mollie Loechler)	Francesca’s # 38 Carriage Crossing 4610 Merchant’s Park Cir. #557 Collierville, TN. 38017 Tel: 901-861-3287 Shelby County (Cassandra Bradshaw)	Francesca’s # 39 Orland Park 14215 La Grange Rd. Space 124 Orland Park, IL 60462 Tel: 708-349-8490 Cook County (Kristen Monroe)	Francesca’s # 40 Easton Town Center 108 Easton Town Center Columbus, OH. 43219 Tel: 614-476-6410 Franklin County (Kimberly Argobright)	Francesca’s # 41 Crestview Hills Town Center 2868 Town Center Blvd. St. 7055 Crestview Hills, KY. 41017 Tel: 859-341-4426 Kenton County (Ashley Royer)	Francesca’s # 42 Simi Valley Mall 1555 SimiTwn.Crt. Wy.Ste.# 605 Simi Valley, CA. 93063 Tel: 805-584-1631 Ventura County (Breeanne Beeby)

Francesca’s # 43 Shoppes at Eastchase 6830 Eastchase Pkwy Montgomery, AL. 36117 Tel: 334-271-2110 Montgomery County (Elizabeth Arrington)	Francesca’s # 44 Southpoint Pavillions 2910 Pine Lake Road Suite L Lincoln, NE. 68516 Tel: 402-421-1589 Lancaster County (Kim Kendall)	Francesca’s # 45 Promenade Shops at Centerra 5855 Sky Pond Dr. Ste. # F124 Loveland, CO. 80538 Tel: 970-663-9004 Larimer County (Amber Eckels)	Francesca’s # 46 Brookhaven Village Plaza 3720 West Robinson Suite 128 Norman, OK 73072 Tel: 405-360-2891 Cleveland County (Daphene Gorman)	Francesca’s# 47 Levis Common 3195 Levis Commons Blv.#285 Perrysburg, OH. 43551 Tel: 419-874-3580 Wood County (Cathy Goodenough)	Francesca’s# 48 Hamilton Corner 2115 Gunbarrel Rd. #C Chattanoga, TN. 37421 Tel: 423-893-8978 Hamilton County (Courtney Gravett)

Francesca’s# 49 Turkey Creek 11347 Parkside Ave. Knoxville, TN 37934 Tel: 865-675-6361 Knox County (Mary Burleson)	Francesca’s # 50 Turtle Creek 3000 E. Highland Dr. Ste#413 Jonesboro, AR 72401 Tel: 870 336-2674 Craighead County (Rebekah Carter)	Francesca’s # 51 Eastern Shore Center 30500 State Hwy 181 Ste# 313 Spanish Fort, AL 36527 Tel: 251-621-5740 Baldwin County (Amber Turner)	Francesca’s # 52 The Avenue 2261 Town Center Ave. Suite 105 Viera, FL 32940 Tel: 321-639-3200 Brevard County (Marlina Rhodes)	Francesca’s # 53 Alex Webb 1350 Scenic Highway, Spc 316 Snellville, GA 30078 Tel: 678 344 0112 Gwinnett County (Stacy Barrett)	Francesca’s # 54 Woodlands Market Street 9595 Six Pines Dr. Ste 870 The Woodlands, TX 77380 Tel: 281-419-3750 Montgomery County (Stacy Loomis)

Francesca’s # 55 Branson Landing 319 Branson Landing Branson, MO 65616 Tel: 417-335-4342 Taney County (Elizabeth Cizek)	Francesca’s # 56 Beachcliff Market 19344 Detriot Rd Spc #A-112 Rocky River, OH 44116 Tel: 440-333-3418 Cuyahoga County (Kristin Knight)	Francesca’s # 57 Legacy Village 24639 Cedar Rd. Lyndhurst, OH 44124 Tel: 216-381-5390 Cuyahoga County (Amanda Dodge)	Francesca’s # 58 West Cobb 3625 Dallas Hwy SW Spc #850 Marietta, GA 30064 Tel: 770-218-9351 Cobb County (Ashley Campbell)	Francesca’s # 59 Friendly Center 3326 W. Friendly Ste# 118 Greensboro, NC 27410 Tel: 336-856-1934 Guilford County (Linaya McMillian)	Francesca’s # 60 Dos Lagos 2780 Cabot Dr. Ste 150 Corona, CA 92882 Tel: 951-277-7545 Riverside County (Shana Hudson)

Francesca’s # 61 Boulder 1850 29TH St Ste# 1012 Boulder, CO 80301 Tel: 303-442-1722 Boulder County (Jessica Serowski)	Francesca’s # 62 Southland Shopping Center 6235 S. Main St. Ste#108 Aurora, CO 80016 Tel: 720-274-5338 Arapahoe County (Sharon Lavery)	Francesca’s # 63 Saucon Valley 2960 Center Valley Parkway #733 Center Valley, PA 18034 Tel: 610-798-9901 Lehigh County (Eve Kabay)	Francesca’s # 64 Little Rock Ark 207 N. University Ave. #180 Little Rock, AR 72205 Tel: 501-660-4203 Pulaski County (Courtney Lyle)	Francesca’s # 66 Inwood Village 5330 West Lover’s Lane #112 Dallas TX. 75209 Tel: 214-351-0649 Dallas County (Cammie Guzman)	Francesca’s # 67 Abercorn Walk Shopping Center 5525 Abercorn St. Suite#55 Savannah, GA 31405 Tel: 912-355-7181 Chatham County (Brooke Wanex)

Francesca’s # 68 Bell Tower 13499 US 41 SE #119 Space C-304 Fort Myers, FL 33907 Tel: 239-267-5050 Lee County (Carrie Baxter)	Francesca’s # 69 Mount Pleasant Town Center 1237 Belk Drive Suite S-2 Mt. Pleasant, SC 29464 Tel: 843 884 3958 Charleston County (Erica Scott)	Francesca’s # 70 Blakeney Center 9830 Rea Road Suite C Charlotte, NC 28277 Tel: 704-544-3104 Mecklenburg County (Cherish Lawrence)	Francesca’s # 71 Arlington Highlands 3900 Arlington Highlands Blvd. #177 Arlington, TX 76018 Tel: 817-419-0371 Tarrant County (Amanda Mudd)	Francesca’s # 72 La Palmera Shopping Center 5488 South Padre Island Sp# 1430 Corpus Christi, TX 78411 Tel: 361-994-4818 Nueces County (Brittany Lee)	Francesca’s # 73 Shops at Highland Village 1400 Shoal Creek, Suite 170 Highland Village, TX 75077 Tel: 972-966-0400 Denton County (Brianne Gilbert)

Francesca’s # 74 Stone Oak 22702 US 281, Suite 110 San Antonio, TX 78259 Tel: 210-481-1382 Bexar County (Michelle Shelton)	Francesca’s # 75 Town Center Plaza 5256 W. 119th St., Suite 2000 Leawood, KS 66209 Tel: 913-696-1272 Johnson County (Lane Cowan -Acting Area Mgr)	Francesca’s # 76 Hill Center 4017 Hillsboro Pike, Suite 308 Nashville, TN 37215 Tel: 615-783-0960 Davidson County (Lacee Maxedon)	Francesca’s # 77 The Avenue 2615 Medical Center Pkwy Suite 1430 Murfreesboro, TN 37129 Tel: 615-893-7217 ] Rutherford County (Acting: Andrea Kehoe)	Francesca’s # 78 Southport Row 3539 N. Southport unti 1S Chicago, IL 60657 Tel: 773-248-4558 Cook County (Ashley Sydow)	Francesca’s # 79 Mayfaire Town Center 6823 Main Street Wilmington, NC 28405 Tel: 910-509-0083 New Hanover County (Kisha Jennings)

Francesca’s # 80 King’s Street Charleston 338 King Street Unit A Charleston, SC 29401 Tel: 843-577-6848 Charleston County (Seanna Reis -Acting Area Mgr)	Francesca’s # 81 Hill Country Galleria 12821 Hill Country Blvd., Suite C2-115 Bee Cave, TX 78738 Tel: 512-263-1993 Travis County (Mariah Hildebrand)	Francesca’s # 82 Pembroke Gardens 505 SW 145th Terrace Pembroke Pines, FL 33027 Tel: 954-885-5051 Broward County (Melissa Pitstick)	Francesca’s # 83 Perkins Rowe 10156 Perkins Rowe, Suite 120 Baton Rouge, LA 70810 Tel: 225-766-0274 East Baton Rouge Parish (Liana Narcisse)	Francesca’s # 84 Parke West 9828 Northern Ave., Suite 1750 Peoria, AZ 85345 623-772-0428 Maricopa County (Terrie Humeniuk -Area Mgr)	Francesca’s # 85 Bridge Street Town Center 340 The Bridge Street, Suite 140 Huntsville, AL 35806 Tel: 256-327-8595 Madison County ( Veronica Hawsman)

Francesca’s # 86 Indian Lake Speciality Center 300 Indian Lake Blvd. Bldg. A Ste 160 Hendersonville, TN 37075 Tel: 615-822-1266 Sumner County	Francesca’s # 87 Vinings Jubilee 4300 Paces Ferry, Ste 257 Atlanta, GA 30339 Tel- 770-431-9672 Fulton County	Francesca’s # 88 Kierland Commons 15211 N. Kierland Blvd. Suite 140 Scottsdale, AZ 85254 Tel- 480-991-9481 Maricopa County	Francesca’s # 89 Village at Arrowhead 20022 North 67th Ave. Suite #122 Glendale, AZ 85308 Tel- 623-376-2555 Maricopa County	Francesca’s # 90 BuckTown 1920 W. North Ave. Chicago, IL 60622 Tel- 773-486-0293 Cook County	Francesca’s # 91 Zelda Place 2920 -F Zelda Road Montgomery, AL 36106 Tel- 334-277-9049 Montgomery County

(Lindsay Melton)	(Taneisha Hughes)	(Lauretta Berchiatti)	(Kyle Thibault)	(Jennifer Harris-Dailey)	(Toni Fowler)

Francesca’s # 92 3333 Magazine Street New Orleans, LA 70115 Tel- 504-899-2118 Orleans Parish (Jodi Asher)	Francesca’s # 93 Watter Creek 843 Market Street Allen, TX 75013 Tel- 214-495-0003 Collin County (Carol Rumberger)	Francesca’s # 94 Dogwood Festival 110 Dogwood Blvd., suite G 3B Flowood, MS 39232 Tel- 601-992-9119 Hinds County (Constance Davis)	Francesca’s # 95 Rennisance Place 1000 Highland Colony Pkwy. Ste 1012 Ridgeland, MS 39157 Tel- 601-856-2266 Madison County (Alison Hashaw)	Francesca’s # 96 Birkdale 16845-B Birkdale Commons Pkwy. Huntersville, NC 28078 Tel- 704-896-9644 Mecklenburg County (Beth Cosner)	Francesca’s # 97 Legacy Village 9 DuRhu Dr. Suite 350 Mobile, AL 36608 Tel- 251-342-1959 Mobile County (Ben McCormick-Acting Area Mgr)

Francesca’s #98 Village Square @ Dana Park 1660 S. Val Vista Dr. Ste. 116 Mesa, AZ 85204 Tel- 480-545-2685 Maricopa County (Shannon McGuire)	Francesca’s #99 Columbia Cameron Village 424 Woodburn Ave. Raleigh, NC 27605 Tel- 919-829-8250 Wake County (Alissa Lapen)	Francesca’s #100 Aspen Grove 7301 S. Santa Fe Dr. Unit 420 B Littleton, CO 80120 Tel- 303-794-4783 Arapahoe County (Melisa House)	Francesca’s #101 Promenade at Sagemore 500 Route 73 South, Suite C-1 Marlton, NJ 08053 Tel- 856-983-1146 Burlington County (Ashley McAllister - Area Mgr)	Francesca’s #102 Mizner Park 322 Plaza Real suite 1322 Boca Raton, FL 33432 Tel- 561-544-6892 Palm Beach County (Val Bravo)	Francesca’s #103 Casa Paloma 7131 West Rag Road, suite 26 Chandler, AZ 85226 Tel- 480-753-3511 Maricopa County (Marcella Daniels)

Francesca’s #104 Market Common 3323 Reed Ave., Space A6-700 Myrtle Beach, SC 29577 Tel- 843-238-9320 Horry County (Shelia Zazinski)	Francesca’s #105 The Avenue Forsythe 410 Peachtree Pkwy, Bldg 100, suite 13 Cumming, GA 30041 Tel- 678-513-7001 Forsyth County (Meaghan Shork)	Francesca’s #106 Memorial City Mall 303 Memorial City Mall, space 707A Houston, TX 77024 Tel- 713-468-2108 Harris County (Jessica Gonzalez)	Francesca’s #107 Arboretum @ South Barrington 100 West Higgins Road, suite F-35 South Barrington, IL 60010 Tel- 847-426-1847 Lake County (Tania Diaz)	Francesca’s #108 Regency Court 120 Regency Parkway suite 152 Omaha, NE 68114 Tel: 402-397-0740 Douglas County (Rachel Haas)	Francesca’s #109 Crabtree Valley Mall 4325 Glenwood Ave. suite 1084 Raleigh, NC 27612 Tel: 919-783-8602 Wake County (Ashley Sommerkamp)

Francesca’s #110 Pinnacle Hills Promenade 2203 Promenade Blvd. Suite 2112 Rogers, AR 72758 Tel: 479-246-0298 Benton County (Danielle Wolf)	Francesca’s #111 Thruway Center 284 South Stratford Rd. Winston-Salem, NC 27103 Tel: 336-722-9598 Forsyth County (Tobi Foster)	Francesca’s #112 Promenade Lyons @ Coconut Creek 4425 Lyons Rd. suite F-104 Coconut Creek, FL 33073 Tel: 954-973-4830 Broward County (Melissa Bergknoff)	Francescas’s #113 La Cantera 15900 LaCantera Pkwy, suite 20100 San Antonio, TX 78256 Tel: 210-641-0221 Bexar County (Natalie Silva)	Francesca’s #114 Greenville Center 3801 Kennett Pike, Suite 236 Greenville, DE 19807 Tel: 302-655-5222 New Castle County (Nicole White)	Francesca’s #115 Palladium @ City Place 701 S. Rosemary Ave. Suite 157 West Palm Beach, FL 33401 Tel: 561-650-0320 Palm Beach County (Cynthia Davin)

Francesca’s #116 La Encantada 2905 E. Skyline Dr. Suite #143 Tucson, AZ 85718 Tel: 520-615-1700 Pima County (Stacy Lybeck)	Francesca’s #117 Wheaton Town Square 231a Town Square Wheaton Wheaton, IL 60187 Tel: 630-588-8780 DuPage County (Acting-Lauren Hansen)	Francesca’s #118 Baybrook Mall 500 Baybrook Mall, Suite 1198 Friendswood, TX 77546 Tel: 281-480-3082 Galveston County (Ryssa Nord)	Francescas’s #119 Destin Commons 4138 Legendary Dr. Space B-104 Destin, FL 32541 Tel: 850-269-1070 Okaloosa County (Lisa McTyre)	Francescas’s #120 Penn Square Mall 1901 NW Expressway suite 1009A Oklahoma City, OK 73118 Tel: 405-842-8163 Oklahoma County (Lisa McKinnon)	Francesca’s #121 The Falls 8888 SW 136 St. Suite 368 Miami, FL 33176 Tel: 786-242-8056 Pinellas County (Peter Kasen)

Francesca’s #122 St Louis Galleria 1155 St Louis Galleria, Space #1162 St Louis, MO 63117 Tel: 314-862-2677 St. Louis County (Erin Hawkins)	Francesca’s #123 The Forum on Peachtree Pkwy 5165 Peachtree Pkwy, Suite #235 Norcross, GA 30092 Tel: 678-291-9455 Gwinnett County (Eileen Chua)	Francesca’s #124 Country Club Plaza 4724 Broadway Kansas City, MO 64112 Tel: 816-531-5141 Jackson County (Sarah Merritt)	Francesca’s #125 Southpark Mall 4400 Sharon Rd Ste E07B Charlotte, NC 28211 Tel: 704-366-3160 Mecklenburg County (April Key)	Francesca’s #126 Woodland Hills 7021 South Memorial Dr Ste 184A Tulsa, OK 74133 Tel: 918-294-0430 Tulsa County (Laura Owens)	Francesca’s #127 Oak Park Mall 11445 W 95th Street Overland Park, KS 66214 Tel: 913-492-3100 Johnson County (Maegen Mastalski)

Francesca’s #128 Eastview Mall 180 Eastview Mall Victor, NY 14564 Tel: 585-223-7932 Ontario County (Stephanie Major)	Francesca’s #129 Walnut Street 5426 Walnut St Pittsburgh, PA 15232 Tel: 412-621-0355 Allegheny County (Emily Glova)	Francesca’s #130 Oxmoor Mall 7900 Shelbyville Rd #D06 Louisville, KY 40222 Tel: 502-425-3385 Jefferson County (Jennifer Berelowitz)	Francesca’s #131 Bridgewater Commons 400 Bridgewater Commons, Ste 250 Bridgewater, NJ 08807 Tel: 908-203-9333 Somerset County (Melissa Maltby)	Francesca’s #132 Bradley Fair 2000 North Rock Rd, Ste 134 Wichita, KS 67206 Tel: 316-630-0272 Sedgwick County (Kasey Diehl)	Francesca’s #133 ABQ Uptown 2261 Q Street NE, Ste 2F Albuquerque, NM 87110 Tel: 505-888-9515 Bernalillo County (Sheryl Mizicko)

Francesca’s #134 Village at Merrick Park 370 San Lorenzo Ave, Ste 2430 Coral Gables, FL 33146 Tel: 305-461-5839 Miami-Dade County (Cheryl Hinton)	Francesca’s #135 Rosedale Mall 111 Rosedale Center Space 195 Roseville, MN 55113 Tel: 651-639-3911 Ramsey County (Jennifer Dobbe - Area Mgr)	Francesca’s #136 Bayshore 5709 N Centerpark Way Glendale, WI 53217 Tel: 414-906-8568 Milwaukee County (Rebecca Young)	Francesca’s #137 The Avenue 10300 Southside Blvd, Ste 1490B Jacksonville, FL 32256 Tel: 904-363-8818 Duval County (Andrea Girard)	Francesca’s #138 Northpoint Mall 1190 North Point Circle, Ste 1190 Alpharetta, GA 30022 Tel: 678-319-0331 Fulton County (Heather Skop)	Francesca’s #139 West Shore Plaza 286 West Shore Plaza, Ste B.6.A Tampa, FL 33609 Tel: 813-289-5319 Hillsborough County (Crystal Melton)

Francesca’s #140 West County Mall 80 West County Center #1194 St Louis, MO 63131 Tel: 314-909-6664 St. Louis County (Michele Donoho)	Francesca’s #141 Castleton Square 6020 East 82nd St, Ste 878 Indianapolis, IN 46250 Tel: 317-841-0411 Marion County (Brandi Jo Kelin)	Francesca’s #142 Park City Center 214 Park West Center Lancaster, PA 17601 Tel: 717-392-5256 Lancaster County (Jamie Thomes)	Francesca’s #143 West Towne Mall 42 West Towne Mall, A10 Madison, WI 53719 Tel: 608-833-0052 Dane County (Sara Streb-Virnig)	Francesca’s #144 Derby St 92 Derby St #113 Hingham, MA 02043 Tel: 781-740-2860 Plymouth (Soledad Kelly)	Francesca’s #145 Galleria @ Ft Lauderdale 2414 E Sunrise Blvd Rm 2089 Ft Lauderdale, FL 33304-3102 Tel: 954-561-2797 Broward County (Miriah Rizzo)

Francesca’s #146 Southpoint 6910 Fayetteville Rd Ste 177 Durham, NC 27713 Tel: 919-806-8400 Durham County (Kimberly Bustillo)	Francesca’s #147 Danbury Fair Mall 7 Backus Ave Space G109 Danbury, CT 06810 Tel: 203-730-0613 Fairfield County (Deborah White)	Francesca’s #148 Paramus Park Mall 1105 Paramus Park Paramus, NJ 07652 Tel: 201-265-4441 Bergen County (Andrea Vander Plaat)	Francesca’s #149 Providence Place One Providence Place, Ste 3080 Providence, RI 02903 Tel: 401-228-7655 Providence County (Maribeth Fabiano)	Francesca’s #150 The Summit 4262 Summit Plaza Dr #C-9 Louisville, KY 40241 Tel: 502-423-1770 Jefferson County (Kathryn Blair)	Francesca’s #151 The Village at Rochester Hills 160 N Adams Rd Rochester Hills, MI 48309 Tel: 248-375-2306 Oakland County (Kasey Hendricks)

Francesca’s #152 Scottsdale Fashion 7014 E Camelback Rd Space B156 Ste #1 Scottsdale, AZ 85251 Tel: 480-945-2006 Maricopa County (Roxane Kyte)	Francesca’s #153 Cambridgeside Galleria 100 Cambridge Place #W324 Cambridge, MA 02141 Tel: 617-374-9400 Middlesex County (Michelle Pinto)	Francesca’s #154 Clay Terrace Center 14395 Clay Terrace Blvd Ste 140 Space C-31 Carmel, IN 46032 Tel: 317-815-6650 Hamilton County (Brandi Jo Kelin)	Francesca’s #155 Town Square 6593 Las Vegas Blvd, Suite 167 Las Vegas, NV 89119 Tel: 702-263-4485 Clark County (Erin Plumlee)	Francesca’s #156 Northbrook Court 2171 Northbrook Ct Ste 2056 Northbrook, IL 60062 Tel: 847-291-4046 Cook County (Lauren Schroeder)	Francesca’s #157 Shops at Somerset Square 140 Glastonbury Blvd Ste 34 Glastonbury, CT 06033 Tel: 860-652-8877 Hartford County (Jessica Begin)

Francesca’s #158 The Avenue at East Cobb 4475 Roswell Rd Ste 915 Marietta, GA 30062 Tel: 770-321-7878 Cobb County (Krytstal Carpenter)	Francesca’s #159 Polaris Town Center 1500 Polaris Pkwy, Ste 1042 Columbus, OH 43240 Tel: 614-846-1982 Franklin County (Shovon Agnew)	Francesca’s #160 Short Pump Town Center 11800 West Broad St, Ste 1044 Richmond, VA 23233 Tel: 804-360-9550 Henrico County (Victoria Leftwich)	Francesca’s #161 Rockaway Townsquare 301 Mt Hope Ave #1018 Rockaway, NJ 07866 Tel: 973-366-9400 Morris County (Jennifer Baker)	Francesca’s #162 The Shoppes @ Legacy Place 640 Legacy Place Dedham, MA 02026 Tel: 781-326-7008 Norfolk County (Kim Evers)	Francesca’s #163 Annapolis Mall 2002 Annapolis Mall, Ste 1484 Annapolis, MD 21401 Tel: 410-266-5061 Anne Arundel County (Acting:DeAnna Paige)

Francesca’s #164 Columbiana 100 Columbiana Circle, Ste 1214 Columbia, SC 29212 Tel: 803-407-5744 Lexington County (Ashley Aaron)	Francesca’s #165 Park Place 5870 E. Broadway Blvd, Ste 416 Tucson, AZ 85711 Tel: 520-514-2161 Pima County (Christina Butler)	Francesca’s #166 Brookfield Mall 95 N. Moorland Rd. D-22 Brookfield, WI 53005 Tel: 262-784-0107 Waukesha County (Susan Paasch)	Francesca’s #167 The Grove at Shrewsbury 555 Route 35 Shrewsbury NJ 07702 Tel: 732-741-5022 Monmouth County (Wendy Jennings)	Francesca’s #168 Haywood Mall 106 Haywood Road Suite#1018 Greenville, South Carolina 29607 Tel: 864-284-0720 Greenville County (Timothy Norris)	Francesca’s #169 Menlo Park 100 Menlo Park Suite#2425 Edison, New Jersey 08837 Tel: 732-205-0300 Middlesex County (Ashley Arcangelo)

Francesca’s #170 South Shore Plaza 250 Granite Street Suite#1250 Braintree, Massachusetts 02184 Tel: 781-843-7008 Norfolk County (Michelle Pinto)	Francesca’s #171 Mall of America 116 South Blvd Bloomington, MN 55425 Tel: 952-854-9985 Hennepin County	Francesca’s #172 Independence Center 1704 Independence Ctr. Sp#2024 Independence,MO 64057 Tel: 816-795-0803 Jackson County (Kelli Luce)	Francesca’s #173 Barracks Road Shopping Center 1127A Emmet St. Charlottesville, VA 22903 Tel: 434-296-9556 Charlottesville City County (Christy Green)	Francesca’s #174 Old Orchard Center 4999 Old Orchard Ctr (space E-45) Skokie, IL 60077 Tel: 847-568-1290 Cook County (Erin Collier)	Francesca’s #175 Bay Street 5659 Bay Street Emeryville, CA 94608 Tel: 510-655-1515 Alameda County (Shani Pierce)

Francesca’s #176 Oakbrook Center 34 Oakbrook Center Oak Brook, IL 60523 Tel: 630-368-1440 DuPage County (Kara Scott)	Francesca’s #177 Natick Collection 1245 Worcester St., Suite #1032 Natick, MA 01760 Tel: 508-655-7008 Middlesex County (Renee Azulay)	Francesca’s #178 Lakeside Mall 3301 Veterans Memorial Blvd., Ste. 89 Metairie, LA 70002 Tel: 504-831-7772 Jefferson Parish (Jennifer Bryan)	Francesca’s #179 Rivertown Crossing 3700 Rivertown Pkwy SW Suite 1050 Grandville, MI 49418 Tel: 616-534-5254 Kent County (Brooke Kasul)	Francesca’s #180 Garden City Center 37 Hillside Drive Cranston, RI 02920 Tel: 401-270-3257 Providence County (Jillian Kunofsky)	Francesca’s #181 Waterford Lakes 497 N Alafaya Tr Orlando, FL 32828 Tel: 407-382-7040 Orange County (Christine McKenna)

Francesca’s #182 Newport Centre 30 Mall Drive West, BO9A Jersey City, NJ 07310	Francesca’s #183 The Greene 73 Plum Street Beavercreek OH 45440	Francesca’s #184 Old Towne 29 University Avenue, Ste. E29 Los Gatos, CA 95030	Francesca’s #185 Stonestown Galleria 3251 20th Ave #118 San Francisco CA 94132	Francesca’s #186 Coolsprings Galleria 1800 Galleria Blvd. Suite #1515 Franklin TN 37067	Francesca’s #187 Kenwood Town Center 7875 Montgomery Rd. #R061 Cincinnati, OH 45236

Tel: 201-420-0880 Hudson County (Kelly Machusky)	Tel: 937-320-9720 Montgomery County (Miranda McBride)	Tel: 408-395-7562 Santa Clara County	Tel: 415-564-7800 San Francisco County (Shannon Damlos Mitchell)	Tel: 615-771-9267 Williamson County (Ashley Johnson)	Tel: 513-791-0062 Hamilton County (Kristin Geraci)

Francesca’s #188 Riverchase Galleria 2000 Riverchase Space 118 Hoover, Al 35244 Tel: 205-985-8800 Jefferson County (Elisabeth McGill)	Francesca’s #189 Jordan Creek 101 Jordan Creek Pkwy, Ste#11172 West Des Moines, IA 50266 Tel: 515-222-5818 Polk County (Leslie Bauman)	Francesca’s #190 Oakridge Mall 925 Blossom Hill Rd #1204 San Jose, CA 95123 Tel: 408-225-4700 San Joaquin County (Ann Van Aken)	Francesca’s #191 Maine Mall 364 Maine Mall Rd S-174 South Portland, ME 04106 Tel: 207-774-9050 Cumberland County (Meghan Dyer)	Francesca’s #192 Horton Plaza 173 Horton Plaza San Diego, CA 92101 Tel: 619-236-0297 San Diego County (Sara Facundo)	Francesca’s #193 Watertower Place 835 N. Michigan Space #6020 Chicago, IL 60611 Tel: 312-202-1798 Cook County (Sabrina Abney)

Francesca’s #194 Altamonte Mall 451 East Altamonte Dr #2333 Altamonte Springs, FL 32701 Tel: 407-265-0002 Seminole County (Stephanie Jarvis)	Francesca’s #195 Alderwood Mall 3000 184th St SW #494 Lynnwood, WA 98037 Tel: 425-775-4712 Snohomish County (Diane Pastor)	Francesca’s #196 Glendale Galleria 1155 Glendale Galleria Glendale, CA 91210 Tel: 818-241-0203 Los Angeles County (Michelle Mancha)	Francesca’s #197 Cherry Hill Mall 2000 Route 38 #1260 Cherry Hill, NJ 08002 Tel: 856-665-7600 Camden County (Kimberly Johnson)	Francesca’s #198 Crocker Park 161 Main Street Westlake, OH 44145 Tel: 440-899-2860 Cuyahoga County (Jannelle Harris)	Francesca’s #199 North County Mall 200 E Via Rancho Pkwy #325 Escondido, CA 92025 Tel: 760-781-5541 San Diego County (Jeanette Cloakey)

Francesca’s #200 Deerbrook Mall 20131 Hwy 59 N #2328 Humble, TX 77338 Tel: 281-446-0826 Harris County (D’Naya Johnson)	Francesca’s #201 Pacific Place 600 Pine Street #253 Seattle WA 98101 Tel: 206-245-1000 King County (Acting: Kimberly Phommachanh)	Francesca’s #202 Lynnhaven Mall 701 Lynnhaven Pkwy, Space C15B Virginia Beach, VA 23452 Tel: 757-340-4104 Virginia Beach City (Madeline Vitug)	Francesca’s #203 West Town Mall 7600 Kingston Pike #1544A Knoxville TN 37932 Tel: 865-470-7296 Knox County (Kayla Hyder)	Francesca’s #204 Coral Ridge Mall 1451 Coral Ridge Ave. Space 402 Coralville, IA 52241 Tel: 319-338-5566 Johnson County (Ashley Russell)	Francesca’s #205 Del Monte Center 690 Del Monte Center Monterey, CA 93940 Tel: 831-649-1764 Monterey County

Francesca’s #206 Twelve Oaks Mall 27220 Novi Road Novi, MI 48377 Tel: 248-305-9440 Oakland County (Fannita King)	Francesca’s #207 The Oaks 6391 Newberry Rd. Gainesville, FL 32605 Tel: 352-332-5257 Alachua County (Tanya Wells)	Francesca’s #208 Galleria @ Roseville 1151 Galleria Blvd. Ste. 150 Roseville, CA 95678 Tel: 916-780-1200 Placer County (Sharon Richards)	Francesca’s #209 Southcenter Mall 611 Southcenter Mall Seattle, WA 98188 Tel: 206-444-8955 King County (Lindsey Crane)	Francesca’s #210 Village at Corte Madera 1614 Redwood Highway Corte Madera, CA 94925 Tel: 415-945-9337 Marin County	Francesca’s #211 Valencia Mall 24201 Valencia Blvd, Suite 3537 Valencia, CA 91355 Tel: 661-255-9331 Los Angeles County

Schedule 5

Pledged Collateral

Pledged Stock

Issuer	Grantor	Certificate No.	No. Shares	Percent Pledged

Francesca’s Collections, Inc.	Francesca’s LLC	2	1,000	100%

Pledged Debt

1.	Global Intercompany Note, dated as of November 17, 2010, by the Issuers from time to time party thereto in favor of the Holders from time to time party thereto.

Schedule 6

Intellectual Property

A.	Trademarks

Owner	Title	Issued Date	Application/ Registration No.
Francesca’s Collections, Inc.	Francesca’s Collections (word mark)	Issued December 9, 2008	No. 3,542,854

B.	Internet Domain Names

Francescascollections.com

Francescascollections.net

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